SUB-ITEM 77Q1 (E)
COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS

A copy of the Investment Advisory Agreement between the Registrant and Holland Capital Management LLC regarding Lou Holland Growth Fund, Exhibit (d) (22) to the Registrant’s Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 311 on April 29, 2011, accession number 0000315774-11-000093.